Exhibit 10.3

FORM OF LOCK-UP AGREEMENT

THIS LOCK-UP AGREEMENT (this “Agreement”) is dated as of ______, 2024, by and among WinVest Acquisition Corp., a Delaware corporation (“Acquiror”), and each of the Company Stockholders identified on the signature pages hereto (collectively, the “Stockholder Parties”). Capitalized terms used and not otherwise defined herein shall have the meanings given such terms in the Business Combination Agreement (as defined below).

BACKGROUND

A. Acquiror, WinVest Merger Sub I, LLC, a Delaware limited liability company (“Merger Sub I”), WinVest Merger Sub II, LLC, a Delaware limited liability company (“Merger Sub II”), Xtribe P.L.C., a public limited company incorporated and registered in England and Wales with number 07878011 (“Xtribe PLC”), and Xtribe Group, LLC, a Delaware limited liability company and wholly-owned subsidiary of Xtribe PLC (the “Company”) entered into a Business Combination Agreement dated as of May 9, 2024 (the “Business Combination Agreement”).

B. Pursuant to the Business Combination Agreement, on the terms and subject to the conditions set forth therein, at the Effective Time, Merger Sub I will merge with and into the Company (the “Xtribe Merger”), with the Company surviving the Xtribe Merger as a direct wholly owned subsidiary of Acquiror (the Company, in its capacity as the surviving company of the Xtribe Merger, is sometimes referred to herein as the “Interim Surviving Company”), and promptly following the consummation of the Xtribe Merger, the Interim Surviving Company will merge with and into Merger Sub II (the “Forward Merger”), whereupon the separate existence of the Interim Surviving Company will cease and Merger Sub II will be the surviving entity of the Forward Merger and a direct wholly-owned subsidiary of WinVest (the “Surviving Company”).

C. The Stockholder Parties are the record and/or beneficial owners of equity securities, as of the date hereof, of Xtribe PLC and, following the consummation of the Pre-Closing Reorganization, of the Company, which will be exchanged for common stock and other equity securities of the Acquiror pursuant to the Business Combination Agreement.

D. As a condition of, and as a material inducement for the Acquiror to enter into and consummate the transactions contemplated by the Business Combination Agreement, the Stockholder Parties have agreed to execute and deliver this Agreement.

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, agree as follows:

AGREEMENT

1.	Lock-Up.

(a) Except as permitted by Section 1(e) of this Agreement, effective upon the occurrence of the Closing, during the Lock-up Period (as defined below), each Stockholder Party irrevocably agrees that it, he or she will not (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or enter into any agreement to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Securities and Exchange Commission promulgated thereunder, in each case with respect to any Lock-up Shares (as defined below) that are beneficially owned or owned of record by such Stockholder Party, (ii) enter into any swap, hedge or other arrangement that transfers to another, in whole in part, any of the economic consequences of ownership of any Lock-up Shares, whether any such transaction is to be settled by delivery of any Lock-up Shares, in cash or otherwise, or engage in any Short Sales (as defined below), in each case with respect to any Lock-up Shares that are beneficially owned or owned of record by such Stockholder Party, or (iii) publicly disclose the intention to effect any transaction specified in clauses (i) or (ii).

(b) In furtherance of the foregoing, Acquiror will (i) place an irrevocable stop order on all Lock-up Shares, including those which may be covered by a registration statement, and (ii) notify Acquiror’s transfer agent in writing of the stop order and the restrictions on such Lock-up Shares under this Agreement and direct Acquiror’s transfer agent not to process any attempts by a Stockholder Party to resell or transfer any Lock-up Shares, except in compliance with Section 1(e) or the other provisions of this Agreement.

(c) For purposes hereof, “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-US broker dealers or foreign regulated brokers.

(d) For purpose of this Agreement, the “Lock-up Period” means the earlier of (i) the date that is six (6) months from the Closing Date, (ii) the date on which the closing price of Acquiror Common Stock equals or exceeds $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any twenty (20) trading days within any thirty (30) consecutive trading day period commencing on the Closing Date, and (iii) the date specified in a written waiver of the provisions of this Agreement duly executed after the Closing by the Sponsor and the Acquiror.

(e) The restrictions set forth in this Agreement shall not apply to: (1) in the case of Stockholder Party that is an entity, as part of a distribution to a Stockholder Party’s current or former general or limited partners, managers or members, stockholders, other equity holders or direct or indirect affiliates (within the meaning of Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”)) or to the estates of any of the foregoing; (2) transfers to a member of a Stockholder Party’s immediate family or to a trust for estate planning purposes; (3) transfers by virtue of the laws of descent and distribution upon death of a Stockholder Party; (4) transfers pursuant to a qualified domestic relations order; (5) transfers to another Stockholder Party or the Acquiror’s officers, directors, advisors and employees, or (6) transfers or distributions of, or other transactions involving, securities other than the Lock-up Shares (including, without limitation, securities acquired in a WinVest PIPE Investment or an Xtribe Private Placement Investment; provided, however, that in the case of clauses (1) through (5), such permitted transferees must enter into a written agreement to be bound by the terms and conditions of this Agreement (it being understood that any references to “immediate family” in the agreement executed by such transferee shall expressly refer only to the immediate family of the Stockholder Party and not to the immediate family of the transferee). For purposes of this paragraph, “immediate family” shall mean a spouse, domestic partner, child (including by adoption), father, mother, brother or sister of the undersigned, and lineal descendant (including by adoption) of the undersigned or of any of the foregoing persons; and “affiliate” shall have the meaning set forth in Rule 405 under the Securities Act.

2

In addition, the restrictions set forth in this Agreement shall not apply to any bona fide third-party tender offer, merger, consolidation, business combination, stock purchase or other similar transaction or series of related transactions after the Closing Date, if such transaction or transactions would result in a Change of Control; provided that, in the event that such tender offer, merger, consolidation, business combination, stock purchase or other similar transaction or series of related transactions is not completed, the Lock-up Shares shall remain subject to the restrictions set forth herein. A “Change of Control” means (whether by tender offer, merger, consolidation, asset sale or other similar transaction, whether in one or a series of related transactions) that results in: (a) any person or “group” (within the meaning of Section 13(d)(3) of the Exchange Act) acquiring, directly or indirectly, beneficial ownership of 50% or more of the outstanding voting securities of Acquiror (or any successor to Acquiror) immediately following such transaction, provided that any transaction or series of related transactions which results in at least 50% of the combined voting power of the then outstanding shares of Acquiror Common Stock (or at least 50% of the combined voting power of the then outstanding shares of any successor to Acquiror or any parent company of Acquiror issued in exchange for Acquiror Common Stock) immediately following the closing of such transaction (or series of related transactions) being beneficially owned, directly or indirectly, by individuals and entities who were the beneficial owners of at least 50% of the shares of Acquiror Common Stock outstanding immediately prior to such transaction (or series of related transactions), shall not be deemed a “Change of Control” or (b) a sale or disposition of all or substantially all of the assets of Acquiror (or any successor to Acquiror) and its Subsidiaries on a consolidated basis.

2.	Representations and Warranties. Each of the parties hereto, by their respective execution and delivery of this Agreement, hereby represents and warrants to the other parties to this Agreement that (a) such party has the full right, capacity and authority to enter into, deliver and perform his, her or its respective obligations under this Agreement, (b) this Agreement has been duly executed and delivered by such party and is the binding and enforceable obligation of such party, enforceable against such party in accordance with the terms of this Agreement, and (c) the execution, delivery and performance of such party’s obligations under this Agreement will not conflict with or breach the terms of any other agreement, contract, commitment or understanding to which such party is a party or to which the assets or securities of such party are bound.

3.	Beneficial Ownership. Each Stockholder Party hereby represents and warrants that it does not beneficially own, directly or through its nominees (as determined in accordance with Section 13(d) of the Exchange Act, and the rules and regulations promulgated thereunder), any shares of capital stock or other securities of Acquiror, or any economic interest in or derivative of such stock or securities or interest convertible or exercisable into shares of capital stock or other securities of Acquiror, other than those securities that such Stockholder Party will receive as consideration in the Transactions pursuant to Section 3.01 of the Business Combination Agreement. For purposes of this Agreement, the Aggregate Merger Consideration received by each Stockholder Party as consideration in the Transactions pursuant to Section 3.01 of the Business Combination Agreement are collectively referred to as the “Lock-up Shares.”

3

4.	No Additional Fees/Payment. The parties hereto agree that no fee, payment or additional consideration in any form has been or will be paid to the Stockholder Parties in connection with this Agreement.

5.	Notices. All notices, requests and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by email or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 5):

(a) If to Acquiror, to:

WinVest Acquisition Corp.

125 Cambridge Park Drive

Cambridge MA 02140

Attention: Manish Jhunjhunwala

Email: ********

with a copy to:

Haynes and Boone, LLP

2801 N. Harwood St.

Dallas, TX 75201

Attention: Matthew Fry and J. Brent Beckert, Esqs.

Email: matt.fry@haynesboone.com brent.beckert@haynesboone.com

(b) If to a Stockholder Party, to the contact information set forth on such Stockholder Party’s signature page hereto.

or to such other address as any party may have furnished to the others in writing in accordance herewith.

6.	Headings. The headings contained in this Agreement are for convenience of reference only and shall not control or affect the meaning or construction of any of the provisions of this Agreement.

7.	Counterparts. This Agreement may be executed and delivered (including by facsimile or portable document format (pdf) transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

4

8.	Successors and Assigns. This Agreement and the terms, covenants, provisions and conditions hereof shall be binding upon, and shall inure to the benefit of, the respective heirs, successors and assigns of the parties hereto. Each Stockholder Party hereby acknowledges and agrees that this Agreement is entered into for the benefit of and is enforceable by Acquiror and its successors and assigns.

9.	Severability. If any provision of this Agreement is held to be invalid or unenforceable for any reason, such provision will be conformed to prevailing law rather than voided, if possible, in order to achieve the intent of the parties and, in any event, the remaining provisions of this Agreement shall remain in full force and effect and shall be binding upon the parties hereto.

10.	Amendment. This Agreement may be amended or modified by written agreement executed by each of the parties hereto.

11.	Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

12.	No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

13.	Governing Law; Jurisdiction; Venue. The terms and provisions of this Agreement shall be construed in accordance with the laws of the State of Delaware. The parties hereto (a) agree that any action, proceeding, claim or dispute arising out of, or relating in any way to, this Agreement shall be brought and enforced in the Delaware Chancery Court, and irrevocably submit to such jurisdiction and venue, which jurisdiction and venue shall be exclusive and (b) waive any objection to such exclusive jurisdiction and venue or that such courts represent an inconvenient forum.

14.	Termination. This Agreement shall terminate upon the earlier of (a) the valid termination of the Business Combination Agreement in accordance with Section 9.01 of the Business Combination Agreement and (b) the termination of this Agreement by mutual consent of the parties hereto (each individually a “Termination Event”) and shall be null and void in all respects after a Termination Event; provided that (i) nothing herein shall relieve any party from liability in connection with any breach of such party’s representations, warranties or covenants contained herein occurring prior to a Termination Event and (ii) this Section 14 shall survive any such termination.

15.	Controlling Agreement. To the extent the terms of this Agreement (as amended, supplemented, restated or otherwise modified from time to time) directly conflicts with a provision in the Business Combination Agreement, the terms of this Agreement shall control.

[Signature Page Follows]

5

IN WITNESS WHEREOF, the parties hereto have caused this Lock-up Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

WINVEST ACQUISITION CORP.

By:
Name:
Title:

STOCKHOLDER PARTIES:

By:
Name:
Title:
Email:
Address:

[Signature Page to Lock-Up Agreement]